(BIOGEN IDEC LOGO)

                              AMENDED OFFER LETTER

Cecil B. Pickett, Ph.D.                                            June 21, 2006

Dear Cecil:

I am pleased to extend to you this offer of employment to join Biogen Idec as President, Research & Development. This position will report to Jim Mullen, Chief Executive Officer and President. The position will be based at our Cambridge, Massachusetts facility.

BASE SALARY: Your starting bi-weekly salary will be $29,807.69, which is equivalent to an annual salary of $775,000. Consistent with Biogen Idec's compensation policy, you will be eligible for a merit salary review in early 2007, with anticipated annual reviews thereafter. Your base salary will not be decreased following future annual salary reviews.

ONE-TIME SIGN-ON BONUS: Upon employment, you will receive $500,000 as a one-time sign-on bonus. This bonus will be established by the Company on your behalf as a nonqualified deferred compensation benefit in accordance with the specifications contained in Attachment A.

SHORT-TERM INCENTIVE: You will be eligible to participate in Biogen Idec's Annual Bonus Plan, with a target bonus level of 75% of your annualized base salary. Bonus payments are generally made in March following the year in which the bonus is earned. In your first year of employment, your Annual Bonus payment will be prorated based upon your effective date of employment. A copy of the Annual Bonus Plan document, with references to specific performance targets deleted, is enclosed with this letter.

LONG-TERM INCENTIVE: Your long-term incentive (LTI) program will consist of three different awards. These LTI awards are described in detail below and on Attachment B.

     1. You will be granted 44,400 restricted stock units (RSUs) which, assuming your continued employment, will vest and convert into shares of Biogen Idec common stock at the rate of one-third per year for three years, beginning on the first anniversary of your grant date. The grant date will be the first trading day of the month following your first day of employment (i.e., your effective date of employment).

     2. You will also be granted 120,000 RSUs which, assuming your continued employment, will vest and convert into shares of Biogen Idec common stock at the rate of one-fourth per year for four years, beginning on the first anniversary of your grant date. The grant date will be the first trading day of the month following your effective date of employment.

     3. Lastly, you will be granted 120,000 performance-based RSUs whose vesting will be pursuant to certain performance criteria and continued employment through the applicable vesting dates (which would occur over the four-year service period beginning with the effective date of grant). The formal plan design for this award is still under development. A proposed model of this plan is attached for illustrative purposes at the end of this letter (Attachment B). Before finalizing this plan, we would like to have your involvement in establishing the metrics and associated goals upon which performance will be measured and rewarded. The final plan design, including the performance goals and vesting schedule, is subject to approval by the Compensation and Management Development Committee. The effective date of grant for these performance-based RSUs will be the date of formal Committee approval.

                                                                      Req # 4965

BIOGEN IDEC 14 Cambridge Center Cambridge, MA 02142 Phone 617 679 2000 www.biogenidec.com

Cecil B. Pickett, Ph.D.
Page 2
June 21, 2006


At the discretion of the Compensation and Management Development Committee, you will be eligible to receive additional LTI grants over the course of your employment with Biogen Idec. The actual terms of each of your LTI awards will be communicated to you in a separate Notice of Grant. You are considered a "designated employee", as defined in the 2005 Omnibus Equity Plan. Please read the enclosed 2005 Omnibus Equity Plan Document for information on the implications of being a designated employee under the Plan, as well as any applicable terms and conditions of your grants under this program.

STOCK TRADING PLAN: As an executive officer of the Company, you are required to enter into a 10b5-1 stock trading plan. A 10b5-1 plan enables you to buy and sell Biogen Idec securities under pre-specified conditions (e.g., when the price of Biogen Idec stock reaches a certain price), and allows you to sell outside of quarterly "trading windows" whether or not you are in possession of material, nonpublic information. A copy of Biogen Idec's 10b5-1 trading policy is enclosed with this letter.

RELOCATION: Biogen Idec will provide a relocation package to facilitate your move to the Cambridge, Massachusetts area. A copy of Biogen Idec's relocation policy is enclosed with this letter. The relocation benefits and payments will be provided to you after you sign an agreement (Attachment C) that describes in detail your repayment obligation. Certain payments and/or reimbursements from Biogen Idec for relocation and housing will become taxable income to you. For job-related moves, payroll taxes will be withheld for all expenses that are not directly related to the move, which are defined as non-qualified moving expenses under State and Federal tax law. You will be responsible for all tax liabilities incurred for these non-qualified moving expenses.

EMPLOYEE BENEFITS: Biogen Idec offers a robust and highly competitive employee benefits program. As an employee, you will be able to choose from a menu of options through our flexible benefits program. These benefits include a 401 (k) savings plan; group health care, including medical, dental, prescription and vision coverage; life, dependent life and disability insurance; as well as flexible spending accounts for eligible medical and dependent care expenses. You are also entitled to 20 vacation days per year, accrued on a per pay period basis. Additional benefit offerings include an Employee Stock Purchase Plan
(ESPP) and commuter benefits such as free parking or commuter/rail passes. Please visit Biogen Idec's benefits website (www.mybenerqy.com; user ID = cambridge, password = biogen) to familiarize yourself with Biogen Idec's complete benefit plan offerings.

ADDITIONAL EXECUTIVE BENEFITS

     SUPPLEMENTAL SAVINGS PLAN: You will be entitled to participate in Biogen Idec's Supplemental Savings Plan (SSP). This plan allows you to make pre-tax deferrals of up to 80% of your base salary and up to 100% of your Annual Bonus payment. Your contributions to this plan may be limited by your contributions towards other plans (e.g., 401k, ESPP, medical, etc.).

     LIFE INSURANCE: You will be provided life insurance coverage equal to three times your annual base salary, to a maximum benefit of $1,500,000, subject to meeting the medical standards stated in the group term life insurance policy for U.S. employees. Biogen Idec pays the premium for this insurance. The IRS requires employers to impute the value of company-paid life insurance for coverage over $50,000. This imputed income will be displayed on your pay stub.

     SEVERANCE: In the event Biogen Idec terminates your employment other than For Cause (as defined in Attachment D), you will receive a severance benefit that includes: (i) a cash payment that is calculated based on your annual cash compensation; and (ii) coverage under Biogen Idec's group medical and dental insurance plans. Your cash severance benefit will be based on the lesser of 21 months or the number of months (prorated) between the effective date of termination and the date on which you reach age 65. Your severance benefits are explained in detail in the attached executive severance document (Attachment D).

                                                                      Req # 4965

Cecil B. Pickett, Ph.D.
Page 3
June 21, 2006


     IRC 280G EXCISE TAXES: In the event of a Change in Control (as defined in
     Section 280g of the Internal Revenue Code), compensation paid to you may trigger an excise tax (in addition to ordinary income taxes). Biogen Idec will reimburse you for any excise taxes you incur as a result of a Change in Control. This includes gains from the exercise of stock options and vesting of restricted stock and/or units, as well as the reimbursement for such penalties. In addition, Biogen Idec will reimburse you for income taxes imposed on the excise taxes.

     TAX PREPARATION, FINANCIAL AND ESTATE PLANNING: You are entitled to reimbursement of up to $7,500 per calendar year (January 1 - December 31) for expenses incurred due to tax preparation, financial and/or estate planning services, as well as the purchase of tax preparation and/or financial planning software. You will be eligible for the full calendar-year benefit in the year you begin employment with Biogen Idec. Eligible services provided by qualified providers, accompanied by copies of receipts/invoices, will be reimbursed. Such reimbursements are considered taxable income.

     DIRECTORS & OFFICERS (D&O) INSURANCE: As an executive officer, you will automatically be covered by Biogen Idec's standard D&O insurance policy. A copy of this policy is enclosed with this letter.

     AIR TRAVEL UPGRADE: You are entitled to fly first class on all U.S. transcontinental flights (e.g., Boston to San Diego). Overseas flights and other domestic flights are subject to the same policy as all other employees.

Biogen Idec will reimburse you for legal fees associated with the initial review of and the June 1, 2006 response memo to our original May 18, 2006 offer of employment; any additional fees incurred after June 1, 2006 in regards to legal review of this employment offer will be your responsibility. Subsequent to your employment date, any legal fees incurred in connection with a suit commenced by you to enforce the terms of this employment offer will be reimbursed by the Company only if you prevail in such suit. Prior to commencing any suit regarding a potential breach of the terms of this offer by the Company, the Company shall be provided written notice and an opportunity to cure the potential breach. Eligible legal fees must be for services provided by qualified legal advisors and must be accompanied by original detailed invoices. Such reimbursements are considered taxable income.

Employment with Biogen Idec is contingent on the satisfactory completion of a drug test. Please see Attachment E (ACTIONS REQUIRED IN ORDER TO BEGIN EMPLOYMENT) for information about our post-employment offer drug-testing program. You may also be required to complete a medical history review with our Occupational Health Department. If required, this review will be scheduled after your first day of employment.

Biogen Idec requires that all new employees be subject to a background check. This background check includes verification of employment history, educational and professional licenses, degrees, and/or credentials, a criminal records check, a Social Security number search, and verification of any degrees and other professional qualifications that your position responsibilities at Biogen Idec may warrant. When you complete your online Application for Employment (see below), you will be authorizing Biogen Idec to conduct these background checks. If you have any questions about the background check, please contact me for additional details.

Please complete the online "Application for Employment" and "Invitation to Self Identify" forms located at the following website:
http://biogen.biogenidec.com/candidate/. On the Application of Employment, you will be prompted to enter an "Application Station Code". The code to enter is BGNDV01 (note: the last two characters are 'zero' one).

In order to protect Biogen Idec's substantial investment of time and money in the creation and maintaining of its confidential and proprietary information and good-will with its customers, vendors and other business partners, as a condition of employment you will be required to sign our Employee Proprietary Information and Inventions and Dispute Resolution Agreement on your first day of employment. A copy of the Agreement is enclosed with this letter.

                                                                      Req # 4965

Cecil B. Pickett, Ph.D.
Page 4
June 21, 2006


The Federal government requires you to provide proper identification verifying your eligibility to work in the U.S. Please bring the appropriate identification, including your Social Security card (for number verification purposes), with you on your effective date of employment.

Please be advised that this offer will remain open through close of business on June 28, 2006, after which time it will be withdrawn and terminated if you have not accepted it.

Please confirm your acceptance of this offer of employment by signing this letter. Please also sign the enclosed drug screen authorization form and return both signed documents to Biogen Idec in the enclosed self-addressed, stamped envelope. The other copy of this letter is for your records.

We are very excited about the prospect of you joining Biogen Idec, and encourage you to accept this offer of employment. You and Jim Mullen can together set your effective date of employment.

Best regards,


/s/ Craig Eric Schneier
-----------------------------------------
Craig Eric Schneier, Ph.D.
Executive Vice President, Human Resources

cc: Jim Mullen
    Mike Thomas

Your employment at Biogen Idec is employment at-will. This means that just as you are free to leave your employment at any time, with or without cause or notice, Biogen Idec also has the same right to terminate your employment at any time, with or without cause or notice.

I accept this offer of employment and acknowledge the contingencies of employment described above, including the at-will nature of my employment.

ACCEPTED:


/s/ Cecil B. Pickett                 6/26/06                          9/5/06
--------------------------------------------------------------------------------
Cecil B. Pickett, Ph.D.              Signature Date                  Start Date*

* Your employment is subject to Biogen Idec receiving negative results (i.e., no drugs found) from your drug test. If you have not received confirmation of your test results from Human Resources within a week prior to your start date, please contact me to confirm your test results prior to starting. Your effective date of employment must be a Monday (unless it is a holiday, in which case your start date will be the following Tuesday). Please notify me as soon as possible as to the Monday you can begin your employment, and indicate this date in the noted area above. Your effective date of employment must be on or before September 5, 2006.

NOTE: See the notice titled "ACTIONS REQUIRED IN ORDER TO BEGIN EMPLOYMENT" attached to this letter for additional actions required to begin employment and certain other information associated with this offer of employment.

                                                                      Req # 4965

Cecil B. Pickett, Ph.D.
Page 5
June 21, 2006


                                  ATTACHMENT A

                 ONE-TIME SIGN-ON BONUS: CECIL B. PICKETT, PH.D.

1. Deferred Compensation Amount. The initial Deferred Compensation Amount credited will be $500,000, with Credited Interest from the date of your employment by the Company to the date of payment to Cecil B. Pickett, Ph.D. (the "Executive") or his Beneficiary.

     Credited Interest will be deemed compound interest earned on the initial amount as if it were invested in the Fixed Income Option under the Biogen Idec Inc. Supplemental Savings Plan (the "Supplemental Savings Plan") from time to time.

2. Benefit Amount. The Benefit Amount payable to the Executive (or Beneficiary) at any time will be the Executive's Deferred Compensation Amount at such time multiplied by his vested percentage at such time.

     The Executive's vested percentage at any time will be determined under the following table based upon his number of Years of Service at such time:

          Years of Service   Vested Percentage
          ----------------   ------------------
          Less than one             0
          One or more               100%

     Notwithstanding the foregoing, the Executive will become fully vested in the Benefit Amount if he is terminated by the Company (or a subsidiary or other affiliate) for reasons other than For Cause (as defined below), including termination due to disability, death or without cause. The Executive also becomes fully vested in the event of a Change in Control of the Company (as defined in the 2005 Omnibus Equity Plan).

     If the Executive terminates employment with the Company (or a subsidiary or other affiliate) under circumstances such that he is not fully vested (e.g., he voluntarily terminates his employment or is terminated For Cause), the non-vested portion of the Benefit Amount as of the date of termination of employment will be forfeited and cancelled.

3.   Distribution Events and Timing of Distributions.

          (a) Unforeseeable Emergency. If the Executive incurs an Unforeseeable Emergency, he may request a distribution of an amount specified by him, up to a maximum equal to his vested Benefit Amount at such time or the amount reasonably needed to alleviate the Unforeseeable Emergency (including income taxes and penalties reasonably anticipated to be owed as a result of such distribution). Any such distribution will be subject to the approval of the Retirement Committee, both as to the existence of an Unforeseeable Emergency and the amount to be distributed, if any.

               A distribution on account of Unforeseeable Emergency will be made in a single payment following the Retirement Committee's approval of such distribution.

          (b) Death. In the event of the death of the Executive before the complete distribution of his vested Benefit Amount, his Beneficiary will receive the balance of his vested Benefit Amount.

               The Executive may designate one or more Beneficiaries and may revoke or change such a designation at any time. Any such designation, revocation or change must be in writing filed with the Retirement Committee. Any portion of the vested Benefit Amount payable upon the death of the Executive, but not disposed of by a designation of Beneficiary, will

                                                                      Req # 4965

Cecil B. Pickett, Ph.D.
Page 6
June 21, 2006


               be paid to the Executive's spouse if living at his death, otherwise to the Executive's estate.

               A distribution on account of the Executive's death will be made in a single payment following the Retirement Committee's receipt of appropriate evidence of the Executive's death and of the right of any Beneficiary to receive such payment.

          (c) Termination of Employment. Upon termination of the Executive's employment by the Company (and all of its subsidiaries and other affiliates), the Executive will receive distribution of his vested Benefit Amount (based upon the vested percentage as of the date of termination), payable in a lump sum. The payment will be made on the first day of the month next following the six-month anniversary of the Executive's date of termination of employment.

               The Executive may make one change in the timing or form of payment under the preceding paragraph, provided that no such change may operate to accelerate any payment or violate any requirement of Internal Revenue Code ("Code") Section 409A or the regulations and rulings thereunder, including the following requirements:

               (i) The Executive must make such change of election at least 12 months before the scheduled date for the first installment payment (in other words, such an election will become effective only if the Executive remains an employee of the Company or a subsidiary or other affiliate during the 12 months following the date of the change), and

               (ii) The election extends the date for payment or the start date for installment payments by at least five years.

4.   Miscellaneous.

          (a) Unfunded Arrangement. This deferred compensation arrangement is unfunded and the Executive will not have any rights to any specific assets of the Company. The rights of the Executive (or any Beneficiary) are solely those of an unsecured, general creditor of the Company.

               Notwithstanding the preceding paragraph, the Company may establish or contribute to an existing grantor trust to assist it in the provision of benefits hereunder, provided that no such trust is intended to cause this arrangement to be considered "funded" for purposes of Title of the Employee Retirement Income Security Act of 1974, as amended.

          (b) No Assignment. The Executive (or Beneficiary) will have no power or right to transfer, assign, anticipate or otherwise encumber his deferred compensation benefits hereunder, and no such benefit will be payable to or subject to seizure or attachment by any creditor of the Executive (or Beneficiary), except as required by law.

          (c) Tax Withholding. All distributions or payments hereunder to any person are subject to the withholding of income and other taxes to the extent required by law.

          (d) Definitions of Terms. The following terms are defined or explained in the Supplemental Savings Plan and have the same meaning when used herein: Fixed Income Option, Year of Service, Disability, Unforeseeable Emergency and Termination of Employment. The Retirement Committee that administers the Supplemental Savings Plan will also administer the deferred compensation benefit hereunder.

                                                                      Req # 4965

Cecil B. Pickett, Ph.D.
Page 7
June 21, 2006


               For purposes of this Benefit Amount, termination by the Company For Cause means any of the following: (A) the Executive's conviction by a court of competent jurisdiction for felony criminal conduct; (B) the Executive's gross negligence or willful misconduct (unless he believed in good faith that the act or omission was in or not opposed to the interest of the Company (without intent on the Executive's part to gain therefrom, directly or indirectly, a profit to which he was not legally entitled)), in either case in the performance of the Executive's duties hereunder that results in a detriment that is material to the Company and its subsidiaries taken as a whole; or (C) the Executive's willful or intentional material breach of agreements regarding competing with the Company during or subsequent to employment with the Company, or of the Executive's Proprietary Information and Inventions Agreement that results in detriment that is material to the Company and its subsidiaries as a whole. Notwithstanding the foregoing, Cause shall not include any act or omission of which the Finance and Audit Committee of the Board (or the full Board) has had actual knowledge for at least six months without asserting that the act or omission constitutes Cause.

                                                                      Req # 4965

Cecil B. Pickett, Ph.D.
Page 8
June 21, 2006


                                  ATTACHMENT B

    PERFORMANCE-BASED RESTRICTED STOCK UNIT PROGRAM: CECIL B. PICKETT, PH.D.
                               (ILLUSTRATION ONLY)

                                                                PERFORMANCE SCORECARD METRICS (1)
                               -----------------------------------------------------------------------------------------------------
                      TOTAL          FINANCIAL                                                                      ORGANIZATIONAL
   PERFORMANCE     POTENTIAL   (25% weight; 30,000           DEVELOPMENT                RESEARCH (PIPELINE)          (25% weight;
      PERIOD       SHARE VEST         shares)        (25% weight; 30,000 shares)    (25% weight, 30,000 shares)     30,000 shares)
   -----------     ----------  -------------------  -----------------------------  -----------------------------  ------------------
10/1/2006 through     30,000   Threshold EPS        Ensure at least ____ NMEs/     Advance at least_______        Develop and gain
   12/31/2007                  attainment (50%      _____ NCEs enter pipeline, at  research products into         CEO/BOD approval
                               weight)              phase 2 or later stage,        development by________(50%     of EVP, R&D
                                                    resulting in___% increase in   weight)                        successor, based
                               Threshold Revenue    forecasted 2010-2015 revenue                                  on pre-
                               attainment           CAGR                           Advance________ proof-of-      established
                               (50% weight)                                        concept products into pivotal  criteria/
                                                                                   trials by________(50% weight)  milestones
                                                                                                                  (50% weight)

                                                                                                                  Develop and gain
                                                                                                                  approval of 5-
                                                                                                                  year R&D
                                                                                                                  strategic plan
                                                                                                                  (50% weight)





1/1/2008 through      30,000            TBD                       TBD                            TBD                      TBD
   12/31/2008

1/1/2009 through      30,000            TBD                       TBD                            TBD                      TBD
   12/31/2009

                      30,000            TBD                       TBD                            TBD                      TBD

                     120,000          30,000                    30,000                         30,000                   30,000

(1) Awards not earned in a particular year are canceled (do not carry over to subsequent years).

                                                                      Req # 4965

Cecil B. Pickett, Ph.D.
Page 9
June 21, 2006


                                  ATTACHMENT C

                        BIOGEN IDEC RELOCATION AGREEMENT

This document will serve to acknowledge that I have accepted a position of employment from Biogen Idec, which will involve the relocation of my residence. Biogen Idec is willing to pay on my behalf, or reimburse me for, certain expenses that may be incurred in connection with such relocation, so long as I remain an employee of Biogen Idec for at least two years. I hereby accept Biogen Idec's offer of assistance as follows:

I acknowledge that Biogen Idec's agreement to pay on my behalf, or reimburse me for, certain expenses, which may be incurred in relocating my residence, including the nature and the amount, and the timing and method of such payment or reimbursement, shall be in accordance with Biogen Idec's relocation policies and procedures in effect at the time of my relocation.

Certain payments/reimbursements from Biogen Idec for relocation and housing will become taxable income to me.

If I voluntarily terminate my employment for reasons other than those described below, or Biogen Idec terminates my employment For Cause as described below, repayment will be required according to the following schedule: (i) if my employment terminates on or before the first anniversary of my date of hire, the full dollar amount of the relocation package I received must be repaid to the Company, or (ii) if my employment terminates on or before the second anniversary of my date of hire, half of the dollar amount of the relocation package I received must be repaid to the Company.

I shall pay to Biogen Idec all such amounts within thirty days of the effective date of termination of employment with Biogen Idec or by year-end, whichever comes first. Biogen Idec may deduct, withhold and retain all or any portion of the amount which I may be required to refund or repay to Biogen Idec hereunder from any wages, salary, vacation pay or severance pay which may be due and owing to me upon termination of employment. I shall remain liable to Biogen Idec for any amounts in excess of the sums so deducted, withheld and retained by Biogen Idec.

If I terminate my employment as a result of: (A) any material diminution in my duties, position, authority or reporting relationship that occurs within two years of my effective date of employment; (B) I cease to be a member of the Board of Directors due to not being nominated for election or re-election; (C) any reduction in my base salary or target bonus opportunity; (D) any relocation of the Company's principal executive offices which increases my daily commute by more than 100 miles on a round trip basis; or (E) breach of any material obligation of the Company under the offer letter which is not promptly cured after written notice, no repayment of relocation benefits will be required.

For purposes of this relocation benefit, termination by the Company For Cause means any of the following: (A) my conviction by a court of competent jurisdiction for felony criminal conduct; (B) my gross negligence or willful misconduct (unless I believed in good faith that the act or omission was in or not opposed to the interest of the Company (without intent on my part to gain therefrom, directly or indirectly, a profit to which I was not legally entitled)), in either case in the performance of my duties hereunder that results in a detriment that is material to the Company and its subsidiaries taken as a whole; or (C) my willful or intentional material breach of agreements regarding competing with the Company during or subsequent to employment with the Company, or of my Proprietary Information and Inventions Agreement that results in detriment that is material to the Company and its subsidiaries as a whole. Notwithstanding the foregoing, Cause shall not include any act or omission of which the Finance and Audit Committee of the Board (or the full Board) has had actual knowledge for at least six months without asserting that the act or omission constitutes Cause.

If, after incurring relocation expenses I reject the previously accepted offer of employment, I agree to repay Biogen idec all expenses within 10 days of notification of the amounts owed.

                                                                      Req # 4965

Cecil B. Pickett, Ph.D.
Page 10
June 21, 2006


Except as stated above, I shall have no liability or responsibility to refund or repay to Biogen Idec any amounts paid by Biogen Idec on my behalf or reimbursed to me in connection with the relocation of my residence.

My signature below acknowledges that I have read this document and agree to its terms.


Cecil B. Pickett
-------------------------------------   ----------------------------------------
Employee Name (Please Print)            Social Security Number


/s/ Cecil B. Pickett                    6/26/06
-------------------------------------   ----------------------------------------
Employee Signature                      Date

                                                                      Req # 4965

Cecil B. Pickett, Ph.D.
Page 11
June 21, 2006


                                  ATTACHMENT D

                           EXECUTIVE SEVERANCE BENEFIT

You are entitled to severance benefits in the event your employment is terminated by Biogen Idec other than For Cause (as defined below), or if you terminate your employment as a result of: (A) any material diminution in your duties, position, authority or reporting relationship that occurs within two years of your effective date of employment; (B) you cease to be a member of the Board of Directors due to not being nominated for election or re-election; (C) any reduction in your base salary or target bonus opportunity; (D) any relocation of the Company's principal executive offices which increases your daily commute by more than 100 miles on a round trip basis; or (E) breach of any material obligation of the Company under the offer letter which is not promptly cured after written notice.

Definition of "For Cause." Termination by the Company For Cause means any of the following: (A) your conviction by a court of competent jurisdiction for felony criminal conduct; (B) your gross negligence or willful misconduct (unless you believed in good faith that the act or omission was in or not opposed to the interest of the Company (without intent on your part to gain therefrom, directly or indirectly, a profit to which you were not legally entitled)), in either case in the performance of your duties hereunder that results in a detriment that is material to the Company and its subsidiaries taken as a whole; or (C) your willful or intentional material breach of agreements regarding competing with the Company during or subsequent to employment with the Company, or of your Proprietary Information and Inventions Agreement that results in detriment that is material to the Company and its subsidiaries as a whole. Notwithstanding the foregoing, Cause shall not include any act or omission of which the Finance and Audit Committee of the Board (or the full Board) has had actual knowledge for at least six months without asserting that the act or omission constitutes Cause.

Your severance benefits will be comprised of (i) a lump sum payment (as calculated below) and (ii) upon completion of the appropriate forms, continuation of your participation in Biogen Idec's group medical and dental insurance plans, to the same extent permitted by COBRA and to the same extent such insurance is then provided to regular employees of Biogen Idec, including payment by you of a portion of the insurance premiums (i.e., the "Insurance Benefit").

The lump sum severance payment will be the lesser of 21 months and the number of months (prorated) between the effective date of termination and date on which you reach age 65, multiplied by the monthly equivalent of your target annual cash compensation at the time of your termination (i.e., one-twelfth of the sum of your then annual base salary plus target annual bonus).

The lump sum payment (less applicable taxes and other mandatory deductions as required by law) will be paid to you promptly following the later of (i) the termination of your employment with Biogen Idec and (ii) the effective date of a signed general release in favor of Biogen Idec (see below). The Insurance Benefit will continue until the earlier of (i) the date you become eligible to participate in the medical and dental insurance plan of a third party employer,
(ii) the last day of the 21st month following the termination of your employment with Biogen Idec, or (iii) the last day of the month in which you reach age 65 (the "Insurance Benefit Period").

The following are examples of how the lump sum payment and Insurance Benefit Period are determined:

     If your employment with Biogen Idec is terminated and the amount of time between your effective date of termination and the date you reach age 65 is equal to or greater than 21 months, you will receive a lump sum payment equal to 21 months of your annualized target cash compensation and continue to participate in Biogen Idec's group medical and dental plans for 21 months, unless you become eligible to participate in another employer's medical and dental plans before that date.

     If your employment with Biogen Idec is terminated and the amount of time between your effective date of termination and the date you reach age 65 is six and one-half months, you will receive a lump sum payment equal to six and one-half months of your annualized target cash compensation and continue to

                                                                      Req # 4965

Cecil B. Pickett, Ph.D.
Page 12
June 21, 2006


     participate in Biogen Idec's group medical and dental plans through the last day of the month in which you reach age 65, unless you become eligible to participate in another employer's medical and dental plans before that date.

If required under Code Section 409A, a delay of six months may apply to any severance payment.

In addition, should the Company terminate your employment other than For Cause, you will be entitled to receive up to nine months of executive-level outplacement services, at the expense of Biogen Idec, from a recognized provider of such services chosen by Biogen Idec.

If at any time within two years following a Corporate Transaction or Corporate Change in Control (as such terms are defined in Biogen Idec's 2005 Omnibus Equity Plan) your employment is terminated by Biogen Idec or the succeeding corporate entity, other than For Cause (as such term is defined above), or you experience an Involuntary Employment Action (referred to below) and as a result you terminate your employment with Biogen Idec or the succeeding corporate entity, then, regardless of the length of your service with Biogen Idec and the succeeding corporate entity, and in lieu of the formula set forth above, you will receive a lump sum payment equivalent to 24 months of your then annual base salary and target annual bonus. In addition, you will be entitled to continue participating in Biogen Idec's group medical and dental plans for 24 months, unless you reach age 65 or become eligible to participate in another employer's medical and dental plans before that date. The term "Involuntary Employment Action" shall have the definition set forth in Biogen Idec's 2005 Omnibus Equity Plan, provided, however, that the term "Corporate Transaction" used in such definition shall be deemed to mean either a corporate transaction or change in control, as the case may be.

Payment and provision of the severance benefits described above are conditioned on your execution of a general release in favor of Biogen Idec, in form and substance reasonably acceptable to Biogen Idec, in respect to any and all claims relating to your employment and the termination of your employment with Biogen Idec. If you retire or voluntarily terminate your employment with Biogen Idec, or Biogen Idec terminates your employment For Cause (as such term is defined in Biogen Idec's 2005 Omnibus Equity Plan), or you do not provide the requisite general release, you will not be eligible to receive the severance benefits described above.

                                                                      Req # 4965

Cecil B. Pickett, Ph.D.
Page 13
June 21, 2006


                                  ATTACHMENT E

                  ACTIONS REQUIRED IN ORDER TO BEGIN EMPLOYMENT

You are covered by Biogen Idec's benefits the first day you are actively at work, but we need information to make sure our benefit providers and Payroll department know who you are.

Upon your acceptance of Biogen Idec's offer of employment, please visit our Company website, www.biogenidec.com. Under "Careers", select "More". On the right-hand side, click "For New Employees". This site contains the forms you must complete in order to add you to Biogen Idec's Payroll and Human Resources systems. Completion of these forms is required 7 days prior to your first day of employment at Biogen Idec. If you will be working outside of Cambridge, Research Triangle Park or San Diego, please send your forms to Arkia French, 14 Cambridge Center, Cambridge, MA, 02142. Further instructions are posted on the website when you log in to complete your forms.

YOUR USERNAME IS YOUR SOCIAL SECURITY NUMBER, AND YOUR PASSWORD

As part of Biogen Idec's employment practices, a drug-screening test is required to be competed 10 days prior to your first day of employment and we must conduct a background check. This background check includes verification of employment history, educational and professional licenses, degrees, and/or credentials, a criminal records check, a Social Security number search, and verification of any degrees and other professional qualifications that your position responsibilities at Biogen Idec may warrant. Your employment is subject to Biogen Idec's receipt of favorable results of these employment contingencies. If you have not received your confirmation from Human Resources to report to work, please contact me to confirm your results prior to starting. Your start day must be a Monday (unless that is a holiday, in which case your start day will be the following Tuesday). Please notify me as soon as possible of the Monday you can start and indicate this date on the signed offer letter you return.

IN ORDER TO BEGIN EMPLOYMENT, YOU MUST:

     - Complete the Payroll and HR forms described above 7 days in advance of your first day of employment.

     - Complete your drug screen 10 days in advance of your first day of employment.

If you are unable to complete the above as outlined, we can reschedule your start date, as needed.

I or someone else from Human Resources will greet you on your first day at 8:00 a.m. in the lobby of 10 Cambridge Center, Cambridge, MA. You will then be escorted to Benefits Orientation. If you desire to make other arrangements for Benefits Orientation, please let me know.

If you plan to park at a Biogen Idec facility on a regular basis, please bring the license plate number of the vehicle(s) you will be parking at the facility. Plate numbers are required in order to issue a parking access card.

We are pleased to welcome you to Biogen Idec. If you have any questions, please contact Mike Thomas (617-679-2038) or me (617-914-4500).

                                                                      Req # 4965